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                                                                 EXHIBIT 10.1(a)

                           CENTRAL FREIGHT LINES, INC.
                               401(k) SAVINGS PLAN
                           (AS AMENDED AND RESTATED)

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                           CENTRAL FREIGHT LINES, INC.
                               401(k) SAVINGS PLAN
                            (AS AMENDED AND RESTATED)

         CENTRAL FREIGHT LINES, INC., acting by and through its Board of Directors, does hereby adopt this amendment and restatement of the CENTRAL FREIGHT LINES, INC. 401(k) SAVINGS PLAN ("Plan") effective, in part, January 1, 1998 and effective, in part, on January 1, 1999. The Plan is for the benefit of eligible employees of Central Freight Lines, Inc., and its participating affiliates and is intended to continue to constitute a qualified profit sharing plan, as described in Internal Revenue Code ("Code") section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k).

         CENTRAL FREIGHT LINES, INC. has previously entered into a trust agreement with VANGUARD FIDUCIARY TRUST COMPANY which shall continue as Trustee of the Plan. The trust created by such trust agreement is tax exempt pursuant to Code section 501(a).

                                TABLE OF CONTENTS

1.       DEFINITIONS...........................................................................        1

2.       ELIGIBILITY...........................................................................       10
         2.1      Eligibility..................................................................       10
         2.2      Ineligible Employees.........................................................       10
         2.3      Ineligible, Terminated or Former Participants................................       10

3.       PARTICIPANT CONTRIBUTIONS.............................................................       11
         3.1      Before-Tax Contribution Election.............................................       11
         3.2      After-Tax Contribution Election..............................................       11
         3.3      Changing a Contribution Election.............................................       11
         3.4      Revoking and Resuming a Contribution Election................................       11
         3.5      Contribution Percentage Limits...............................................       12
         3.6      Refunds When Contribution Dollar Limit Exceeded..............................       12
         3.7      Timing, Posting and Tax Considerations.......................................       13

4.       ROLLOVER CONTRIBUTIONS AND TRANSFERS
                  FROM AND TO OTHER QUALIFIED PLANS............................................       14
         4.1      Rollover Contributions.......................................................       14
         4.2      Transfers From and To Other Qualified Plans..................................       14

5.       EMPLOYER CONTRIBUTIONS................................................................       15
         5.1      Matching Contributions.......................................................       15
         5.2      Profit Sharing Contributions for Employees...................................       15

6.       ACCOUNTING............................................................................       17
         6.1      Individual Participant Accounting............................................       17
         6.2      Trade Date Accounting and Investment Cycle...................................       17
         6.3      Accounting for Investment Funds..............................................       17
         6.4      Payment of Fees and Expenses.................................................       17
         6.5      Accounting for Participant Loans.............................................       18
         6.6      Error Correction.............................................................       18
         6.7      Participant Statements.......................................................       18
         6.8      QDROs........................................................................       18

7.       INVESTMENT FUNDS AND ELECTIONS........................................................       20
         7.1      Investment Funds.............................................................       20
         7.2      Responsibility for Investment Choice.........................................       20
         7.3      Investment Fund Elections....................................................       20
         7.4      Default If No Valid Investment Election......................................       20

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
8.       VESTING & FORFEITURES.................................................................       22
         8.1      Fully Vested Accounts........................................................       22
         8.2      Full Vesting Upon Certain Events.............................................       22
         8.3      Vesting Schedule.............................................................       22
         8.4      Forfeitures of Non-Vested Account Balances...................................       23
         8.5      Use of Forfeiture Account Amounts............................................       23
         8.6      Rehired Employees............................................................       23

9.       PARTICIPANT LOANS.....................................................................       24
         9.1      Participant Loans Permitted..................................................       24
         9.2      Loan Application, Note and Security..........................................       24
         9.3      Spousal Consent..............................................................       24
         9.4      Loan Approval................................................................       24
         9.5      Loan Funding Limits, Account Sources and Funding Order.......................       24
         9.6      Maximum Number of Loans......................................................       25
         9.7      Source and Timing of Loan Funding............................................       25
         9.8      Interest Rate................................................................       25
         9.9      Loan Payment.................................................................       25
         9.10     Loan Payment Hierarchy.......................................................       26
         9.11     Repayment Suspension.........................................................       26
         9.12     Loan Default.................................................................       26
         9.13     Acceleration on Termination .................................................       26

10.      IN-SERVICE WITHDRAWALS................................................................       27
         10.1     In-Service Withdrawals Permitted.............................................       27
         10.2     In-Service Withdrawal Application and Notice.................................       27
         10.3     Spousal Consent..............................................................       27
         10.4     In-Service Withdrawal Approval...............................................       27
         10.5     Payment Form and Medium......................................................       27
         10.6     Source and Timing of In-Service Withdrawal Funding...........................       28
         10.7     Hardship Withdrawals.........................................................       28

11.      DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW..............................       31
         11.1     Benefit Information, Notices and Election....................................       31
         11.2     Spousal Consent..............................................................       32
         11.3     Payment Form and Medium......................................................       32
         11.4     Source and Timing of Distribution Funding....................................       32
         11.5     Deemed Distribution..........................................................       33
         11.6     Latest Commencement Permitted................................................       33
         11.7     Payment Within Life Expectancy...............................................       34
         11.8     Incidental Benefit Rule......................................................       34
         11.9     Payment to Beneficiary.......................................................       34
         11.10    Beneficiary Designation......................................................       35

12.      ADP AND ACP TESTS.....................................................................       36
         12.1     Contribution Limitation Definitions..........................................       36
         12.2     ADP and ACP Tests............................................................       37
         12.3     Correction of ADP and ACP Tests..............................................       37
         12.4     Multiple Use Test............................................................       40
         12.5     Correction of Multiple Use Test..............................................       40
         12.6     Adjustment for Investment Gain or Loss.......................................       40
         12.7     Testing Responsibilities and Required Records................................       40
         12.8     Separate Testing.............................................................       41

13.      MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS..........................................       42
         13.1     "Annual Addition" Defined....................................................       42
         13.2     Maximum Annual Addition......................................................       42
         13.3     Avoiding an Excess Annual Addition...........................................       42
         13.4     Correcting an Excess Annual Addition.........................................       42
         13.5     Correcting a Multiple Plan Excess............................................       43
         13.6     "Defined Benefit Fraction" Defined...........................................       43
         13.7     "Defined Contribution Fraction" Defined......................................       43

14.      TOP HEAVY RULES.......................................................................       44
         14.1     Top Heavy Definitions........................................................       44
         14.2     Special Contributions........................................................       45
         14.3     Special Vesting..............................................................       46
         14.4     Adjustment to Combined Limits for Different Plans............................       46

15.      PLAN ADMINISTRATION...................................................................       47
         15.1     Plan Delineates Authority and Responsibility.................................       47
         15.2     Fiduciary Standards..........................................................       47
         15.3     Company Is ERISA Plan Administrator..........................................       47
         15.4     Administrator Duties.........................................................       47
         15.5     Advisors May Be Retained.....................................................       48
         15.6     Delegation of Administrator Duties...........................................       48
         15.7     Committee Operating Rules....................................................       49
         15.8     Choice of Law................................................................       49

16.      MANAGEMENT OF INVESTMENTS.............................................................       50
         16.1     Trust Agreement..............................................................       50
         16.2     Investment Funds.............................................................       51
         16.3     Authority to Hold Cash.......................................................       51
         16.4     Trustee to Act Upon Instructions.............................................       51
         16.5     Administrator Has Right to Vote Registered Investment Company Shares.........       51
         16.6     Authority to Segregate Assets................................................       51
         16.7     Maximum Permitted Investment in Company Stock................................       51
         16.8     Participants Have Right to Vote and Tender Company Stock.....................       51
         16.9     Registration and Disclosure for Company Stock................................       52

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
17.      RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION.....................................       53
         17.1     Plan Does Not Affect Employment Rights.......................................       53
         17.2     Compliance With USERRA.......................................................       53
         17.3     Limited Return of Contributions..............................................       53
         17.4     Assignment and Alienation....................................................       53
         17.5     Facility of Payment..........................................................       54
         17.6     Reallocation of Lost Participant's Accounts..................................       54
         17.7     Claims Procedure.............................................................       54
         17.8     Construction.................................................................       55
         17.9     Jurisdiction and Severability................................................       55
         17.10    Indemnification by Employer..................................................       55

18.      AMENDMENT, MERGER, DIVESTITURES AND TERMINATION.......................................       57
         18.1     Amendment ...................................................................       57
         18.2     Merger.......................................................................       57
         18.3     Divestitures ................................................................       57
         18.4     Plan Termination and Complete Discontinuance of Contributions................       58
         18.5     Amendment and Termination Procedures.........................................       58
         18.6     Termination of Employer's Participation......................................       59

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

1.       DEFINITIONS

         When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

         1.1 "ACCOUNT". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold amounts attributable to specific types of Contributions under the Plan, amounts transferred from the Jaguar Fast Freight, Inc. 401(k) Savings Plan and amounts rollover from other tax qualified plans.

                  (a) "BEFORE-TAX MATCHED ACCOUNT". An account created to hold amounts attributable to Before-Tax Contributions which are matched by Matching Contributions.

                  (b) "BEFORE-TAX MATCHED ACCOUNT-JAGUAR". An account created to hold amounts attributable to Before-Tax Contributions which are matched by Jaguar Fast Freight, Inc.

                  (c) "BEFORE-TAX NON-MATCHED ACCOUNT". An account created to hold amounts attributable to Before-Tax Contributions which are not matched by Matching Contributions.

                  (d) "BEFORE-TAX NON-MATCHED ACCOUNT-JAGUAR". An account created to hold amounts attributable to Before-Tax Contributions which were not matched by Jaguar Fast Freight, Inc.

                  (e) "AFTER-TAX ACCOUNT". An account created to hold amounts attributable to After-Tax Contributions.

                  (f) "COMPANY MATCH ACCOUNT". An account created to hold amounts attributable to Matching Contributions made on behalf of Employees.

                  (g) "COMPANY MATCH ACCOUNT-JAGUAR". An account created to hold amounts attributable to Matching Contributions made on behalf of Employees by Jaguar Fast Freight, Inc.

                  (h) "PROFIT SHARING ACCOUNT". An account created to hold amounts attributable to Profit Sharing Contributions made on behalf of Employees.

                  (i) "PROFIT SHARING ACCOUNT-JAGUAR". An account created to hold amounts attributable to Profit Sharing Contributions made by Jaguar Fast Freight, Inc.

                  (j) "ROLLOVER ACCOUNT". An account created to hold amounts attributable to Rollover Contributions.

                  (k) "ROLLOVER ACCOUNT-JAGUAR". An account created to hold amounts attributable to Rollover Contributions in the Jaguar Fast Freight, Inc. 401(k) Savings Plan

         1.2 "ACP" or "AVERAGE CONTRIBUTION PERCENTAGE". The percentage calculated in accordance with Section 12.1 hereof.

         1.3 "ADMINISTRATOR". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6 hereof.

         1.4 "ADP" or "AVERAGE DEFERRAL PERCENTAGE". The percentage calculated in accordance with Section 12.1 hereof.

         1.5 "ALTERNATE PAYEE". Any spouse, former spouse, child, or other dependent of a Participant recognized by a domestic relations order as having a right to receive all, or a portion of, a Participant's benefits under the Plan.

         1.6 "ANNUITY ELIGIBLE BALANCE". With regard to a Participant who immediately prior to July 4, 1999 was a participant in the Jaguar Fast Freight, Inc. 401(k) Savings Plan, the vested balance of his or her Before-Tax Matched Account-Jaguar, Before-Tax Non-Matched Account-Jaguar, Company Matched Account-Jaguar, Profit Sharing Account-Jaguar and Rollover Account-Jaguar.

         1.7 "BENEFICIARY". The person or person who are to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11 hereof.

         1.8 "BREAK IN SERVICE". The end of five (5) consecutive Plan Years [or six (6) consecutive Plan Years if absence from employment was due to a Parental Leave] for which a Participant is credited with no Hours of Service.

         1.9 "CODE". The Internal Revenue Code of 1986 as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing, or superseding such section.

         1.10 "COMMITTEE". The administrative committee appointed by the Company and charged with the general administration of the Plan in accordance with Section 15.6 hereof.

         1.11 "COMPANY". CENTRAL FREIGHT LINES, INC., a Texas corporation, or any successor by merger, purchase, or otherwise.

         1.12 "COMPANY STOCK". Shares of voting common stock of the Company, its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated, or reorganized.

         1.13     "COMPENSATION".

                  (a) "COMPENSATION" means the sum of salary paid to an Employee by all Controlled Group Members in the calendar year, plus cash incentive compensation and overtime pay paid to that Employee, but excluding (i) expense allowances and other special payments not paid as regular compensation; (ii) payments pursuant to a tax equalization, relocation, or cost of living program; (iii) payments made as Short-Term Wage Replacement Amounts paid under the Central Freight Lines, Inc. Voluntary Employee Injury Benefit Plan; and (iv) any part of the Company's contributions under this Plan and/or any pension, welfare, stock bonus, stock ownership, or other qualified or non-qualified Plan. Notwithstanding the foregoing, Compensation shall include any salary that would have been paid to such Employee had he not signed a salary deferral agreement that satisfies the requirements of Code Section 401(k), 125 or 129.

                  (b) "MATCHING CONTRIBUTION". An amount contributed by the Company on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

                  (c) "PROFIT SHARING CONTRIBUTION". An amount contributed by the Company on an eligible Participant's behalf and allocated on a pay-based formula or as equal fixed dollar amounts.

                  (d) "ROLLOVER CONTRIBUTION". An amount contributed by an Eligible Employee which originated from another employer's qualified Plan.

         1.14 "CONTRIBUTION DOLLAR LIMIT". The annual limit placed on each Participant's Before-Tax Contributions, which is $10,000 as of the effective date hereof [as adjusted for the cost of living pursuant to Code sections 402(g)(5) and 415(d).] For purposes of this Section, a Participant's Before-Tax Contributions shall include (i) any employer contribution made under a qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3); and (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) [determined without regard to Code Section 402(g)].

         1.15 "DIRECT ROLLOVER". An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

         1.16 "DISABILITY". A Participant's total and permanent disability which results in his or her inability to work at any job because of a physical or mental impairment which is expected to result in death or last for a long, continued and indefinite duration.

         1.17 "DISTRIBUTEE". An Employee or former Employee, the surviving spouse of an Employee or former Employee, and a spouse or former spouse of an Employee or former Employee determined to be an Alternate Payee under a QDRO.

         1.18 "EFFECTIVE DATE". The date upon which the provisions of this document become effective. This date is January 1, 1999, unless stated otherwise.

         1.19 "ELIGIBLE EMPLOYEE". An Employee of an Employer other than an Employee in a class or group to which the Employer has not extended eligibility for participation in the Plan and except any Employee:

                  (a) who is treated as an Employee because he or she is a Leased Employee; or

                  (b) who is a nonresident alien who (i) either receives no earned income [within the meaning of Code section 911(d)(2)], from sources within the United States under Code section 861(a)(3); or (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

         1.20 "ELIGIBLE RETIREMENT PLAN". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.21 "ELIGIBLE ROLLOVER DISTRIBUTION". A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution to the extent such distribution is required under Code section 401(a)(9), or made as a Hardship Distribution under Code section 401(k)(2)(B)(i)(iv); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

         1.22     "EMPLOYEE". An individual who is:

                  (a) directly employed by the Company or any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes; or

                  (b)      a Leased Employee.

         1.23 "EMPLOYER". The Company and any Related Company which adopts the Plan with the approval of the Company.

         1.24 "ERISA". The Employee Retirement Income Security Act of 1974 as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing, or superseding such section.

         1.25 "FORFEITURE ACCOUNT". An account holding amounts forfeited by Terminated Participants invested in interest bearing deposits, money market type assets, or funds pending disposition as provided in the Plan and as directed by the Administrator.

         1.26 "FORMER PARTICIPANT". The Plan status of an individual after he or she is determined to be a Terminated Participant and his or her Account is distributed or forfeited.

         1.27 "HCE" or "HIGHLY COMPENSATED EMPLOYEE". An Employee described as a Highly Compensated Employee in Section 12 hereof.

         1.28 "HOUR OF SERVICE". Each hour for which an Employee is entitled to:

                  (a) payment for the performance of duties for the Company or any Related Company;

                  (b) payment from the Company or any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty, or military service;

                  (c) back pay, irrespective of mitigation of damages, by award or agreement with the Company or any Related Company (and these hours shall be credited to the period to which the agreement pertains); or

                  (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40-hour week if there is no regular schedule).

                  The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation sections 2530.200b-2(b) and (c). Actual hours shall be used whenever an accurate record of hours is maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

                  Hours credited prior to a Break in Service are included.

         1.29 "INELIGIBLE". The Plan status of an individual who is (1) an Employee of the Company but not an Eligible Employee; (2) an Employee of a Related Company which is not then an Employer; or (3) not an Employee.

         1.30 "INELIGIBLE PARTICIPANT". The Plan status of a Participant who is (1) an Employee of the Company but not an Eligible Employee; or (2) an Employee of a Related Company which is not then an Employer.

         1.31 "INVESTMENT FUND" or "FUND". An investment fund as described in Section 16.2 hereof.

         1.32 "LEASED EMPLOYEE". An individual not otherwise an Employee who pursuant to an agreement between the Company or a Related Company and a leasing organization, has performed on a substantially full-time basis for a period of at least 12 months, services under the primary direction and control of the Company or a Related Company, unless:

                  (a) the individual is covered by a money purchase pension Plan maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)
                           (B); and

                  (b) such individuals do not constitute more than 20% of all Non-Highly Compensated Employees of all Related Companies within the meaning of Code section 414(n)
                           (5)(C)(ii).

         1.33 "LEAVE OF ABSENCE". A period during which an individual is deemed to be an Employee but is absent from active employment, provided that the absence:

                  (a) was authorized by the Company or a Related Company in accordance with the Company's uniform policies regarding sick or personal leave;

                  (b) was due to layoff by the Company or a Related Company followed by a return to work within the requirements of the Company's or the Related Company's uniform policies; or

                  (c) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

         1.34 "LOAN ACCOUNT". The record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

         1.35 "MONTHS OF PARTICIPATION". The month which includes the date a Participant first becomes a Participant and each month thereafter in which he or she remains a Participant while an Employee.

         1.36 "NHCE" or "NON-HIGHLY COMPENSATED EMPLOYEE". An Employee described as a Non-Highly Compensated Employee in Section 12 hereof.

         1.37 "NORMAL RETIREMENT DATE". The date a Participant reaches 59 1/2 years of age.

         1.38 "OWNER". A person with an ownership interest in the capital, profits, outstanding stock, or voting power of the Company or a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

         1.39 "PARENTAL LEAVE". The period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

         1.40 "PARTICIPANT". The Plan status of an Eligible Employee after he or she completes the eligibility requirements and enters the Plan as described in Section 2.1 hereof. An Eligible Employee who makes a Rollover Contribution and/or a Before-Tax Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of provisions related to Contributions other than a Rollover Contribution and/or a Before-Tax Contribution or for purposes of determining Months of Participation until he or she completes the eligibility requirements and enters the Plan. A Participant's participation continues until his or her employment with the Company and all Related Companies ends and his or her Account is distributed or forfeited.

         1.41 "PAY". The salary, cash incentives, and overtime paid to an Eligible Employee by an Employer while a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, payments paid as Short-Term Wage Replacement under the Central Freight Lines, Inc. Voluntary Employee Injury Benefit Plan, deferred compensation, and welfare benefits.

                  Pay is neither increased by any salary credit nor decreased by any salary reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $160,000 [as adjusted for the cost of living pursuant to Code sections 401(a)(17), 404(1) and 408(k)(3)(c)] per Plan Year.

         1.42 "PLAN". The Central Freight Lines, Inc. 401(k) Savings Plan set forth in this document as from time to time amended.

         1.43 "PLAN YEAR". The annual accounting period of the Plan and Trust which ends on each December 31.

         1.44 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

         1.45 "QUARTER" or "PLAN QUARTER". The thirteen (13) "4-week period" accounting calendar used by the Company with each of the first three quarters being 12 weeks long and the fourth quarter being 16 weeks long.

         1.46 "RELATED COMPANY". With respect to any Employer, that Employer and any corporation, trade, or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of Section 13 hereof, "within the meaning of Code sections 414(b), (c),
                  (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code section 414(b), (c), (m) or (o)".

         1.47 "SETTLEMENT DATE". For each Trade Date, the same day, provided the transaction is received before 4:00 p.m. (EST); otherwise the Trustee's next business day.

         1.48 "SPOUSAL CONSENT". The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver, or designation and be duly witnessed by a notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver, or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

         1.49 "TAXABLE INCOME". Compensation in the amount reported by the Company as "wages, tips, other compensation" on Form W-2 or any successor method of reporting under Code section 6041(d).

         1.50 "TERMINATED PARTICIPANT". The Plan status of a Participant who is not an Employee and for whom the Administrator has reported to the Trustee that the Participant's employment has terminated with the Company and all Related Companies.

         1.51 "TRADE DATE". Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

         1.52 "TRUST". The legal entity created by trust agreement entered into between the Company and the Trustee. The Trust is to be part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in interest bearing deposits, money market type assets, or funds pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

         1.53 "TRUSTEE". Vanguard Fiduciary Trust Company or any successor Trustee.

         1.54 "YEAR OF VESTING SERVICE". A 12 consecutive month period ending on the last day of a Plan Year in which an Employee is credited with at least 1,000 Hours of Service. Years of Vesting Service shall include service credited with Central Freight Lines, Inc., with Viking Southwest, a division of Viking Freight, Inc., with Vecta Transportation System, Inc. and with Jaguar Fast Freight, Inc. and their predecessors..

2.       ELIGIBILITY

         2.1      Eligibility

                  Each Eligible Employee may become a Participant on the first day of the next payroll period after the date he or she attains age 21 and completes a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. The initial eligibility period begins on the date an Employee first performs an Hour of Service. Subsequent eligibility periods begin with the start of each Plan Year beginning after the first Hour of Service is performed.

                  With regard to an Employee of an Employer who either is not an Eligible Employee or who is an Eligible Employee but who has not yet satisfied the requirements of the preceding paragraph and who through an administrative error entered the Plan, that Employee shall be considered as eligible to participate for purposes of such period he or she participated in error to the extent such period preceded the beginning of the Plan Year. The Employee's participation shall be regarded as ceased on the earlier of the date the error is discovered or the last day of the Plan Year that includes the date the Employee commenced participation in error. Notwithstanding, with regard to an Employee who is a Highly Compensated Employee or who is anticipated to be a Highly Compensated Employee in the next Plan Year based on his or her projected Compensation for the current Plan Year, on the date the error is discovered, the Employee's participation shall be regarded as ceased retroactively to the date his or her participation in error commenced.

         2.2      Ineligible Employees

                  If an Employee completes the above eligibility requirements but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

         2.3      Ineligible, Terminated, or Former Participants

                  An Ineligible, Terminated, or Former Participant may not make or share in Plan Contributions other than such Contributions due to be made on his or her behalf after the date he or she became an Ineligible, Terminated, or Former Participant for periods prior to such date, nor may an Ineligible or Terminated Participant be eligible for a new Plan loan during the period he or she is an ineligible or Terminated Participant, except as described in Section 9.1 below, but he or she shall continue to participate for all other purposes. An Ineligible, Terminated, or Former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

3        PARTICIPANT CONTRIBUTIONS

         3.1      Before-Tax Contribution Election

                  An Eligible Employee, after completion of three (3) months of service with the Employer, may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit - within the limits described in the Contribution Percentage Limits paragraph of this Section 3 - and have such amount contributed to the Plan by the Employer as a Before-Tax Contribution. The election shall be made in such manner and with such advance notice as prescribed by the Administrator and shall be limited to increments of whole percentages of Pay. In no event shall an Employee's Before-Tax Contributions under the Plan and comparable contributions to all other Plans, contracts, or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

         3.2      After-Tax Contribution Election

                  Upon becoming a Participant, an Eligible Employee may elect to make After-Tax Contributions to the Plan in an amount which does not exceed the limits described in the Contribution Percentage Limits paragraph of this Section 3. The election shall be made in such manner and with such advance notice as prescribed by the Administrator and shall be limited to increments of whole percentages of Pay.

         3.3      Changing a Contribution Election

                  A Participant who is an Eligible Employee may change his or her Before-Tax and/or After-Tax Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date. A Participant's Contribution election made as a percentage of Pay shall automatically apply to Pay increases or decreases.

         3.4      Revoking and Resuming a Contribution Election

                  A Participant may revoke his or her Before-Tax and/or After-Tax Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date of revocation.

                  A Participant who is an Eligible Employee may resume Before-Tax and/or After-Tax Contributions by making a new election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date of resumption.

         3.5      Contribution Percentage Limits

                  The Administrator may establish and change from time to time, in writing, without the necessity of amending the Plan and Trust, the separate minimum, if applicable, and maximum Before-Tax and After-Tax Contribution percentages and/or a maximum combined Before-Tax and After-Tax Contribution percentage, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Section 12 below in order to prevent a Code Section 415 violation. As of the Effective Date, Before-Tax and/or After-Tax Contribution elections may be made in increments of whole percentages of Pay, and the minimum Before-Tax and After-Tax Contribution percentages are 1% and the maximum Contribution percentages are:

                    Highly
Contribution      Compensated         All Other
   Type            Employees        Participants
------------      -----------       ------------
Before-Tax            20%                20%
After-Tax             10%                10%
Sum of Both           20%                20%

                  Irrespective of the limits that may be established by the Administrator in accordance with the paragraph above, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

         3.6      Refunds When Contribution Dollar Limit Exceeded

                  A Participant who makes Before-Tax Contributions for a calendar year to the Plan and comparable contributions to any other qualified defined contribution Plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code Section 415 for the year contributed. The excess amounts shall first be taken from unmatched Before-Tax Contributions and then from matched Before-Tax Contributions. Any Matching Contributions attributable to refunded excess Before-Tax Contributions as described in this Section, adjusted for investment gain or loss, shall be forfeited and used as described in Section 8 below or to reduce Contributions made by the Employer as soon as administratively feasible. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution.

         3.7      Timing, Posting and Tax Considerations

                  Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 15 business days following the end of the month that includes the date the amounts are deducted from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA). Before-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code Section 404(a).

4.       ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS

         4.1      Rollover Contributions

                  The Administrator may authorize the Trustee to accept a Rollover Contribution in cash or its equivalent directly from an Eligible Employee or as a Direct Rollover from another qualified Plan on behalf of the Eligible Employee even if he or she is not yet a Participant. The Employee shall be responsible for providing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount qualifies as a rollover contribution within the meaning of Code Section 402(c) or 408(d)(3)(A)(ii). Such amounts received directly from an Eligible Employee must be paid to the Trustee in cash or its equivalent within 60 days after the date received by the Eligible Employee from a qualified Plan or conduit individual retirement account. Rollover Contributions shall be posted to the Eligible Employee's Rollover Account as of the date received by the Trustee.

                  If the Administrator later determines that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution within the meaning of Code
                  Section 402(c) or Section 408(d)(3)(A)(ii), the balance credited to the Participant's Rollover Account shall immediately be (i) segregated from all other Plan assets; (ii) treated as a non-qualified trust established by and for the benefit of the Participant; and (iii) distributed to the Participant. Any such amount shall be deemed never to have been a part of the Plan.

         4.2      Transfers From and To Other Qualified Plans

                  The Administrator may instruct the Trustee to receive assets in cash or in-kind directly from another qualified Plan or transfer assets in cash or in-kind directly to another qualified Plan provided that receipt of a transfer should not be directed if:

                  (a)      any amounts are not exempted by Code Section 401
                           (a)(11)(B) from the annuity requirements of Code
                           Section 417 unless the Plan complies with such requirements; or

                  (b)      any amounts include benefits protected by Code
                           Section 411(d)(6) which would not be preserved under applicable Plan provisions.

                  The Trustee may refuse the receipt of any transfer if:

                  (a)      the Trustee finds the in-kind assets unacceptable; or

                  (b) instructions for posting amounts to Participants' Accounts are incomplete.

                  Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

5.       EMPLOYER CONTRIBUTIONS

         5.1      Matching Contributions

                  (a) Frequency and Eligibility. For each Plan Quarter, the Employer shall make Matching Contributions as described in the following Allocation Method paragraph on behalf of each Participant who has met the eligibility requirements of Section 2.1 above, who made Before-Tax Contributions during the Quarter while an Employee and who was an Employee on the last day of the Quarter.

                  (b) Allocation Method. The Matching Contributions for each Quarter shall be such amount as shall be determined from time to time by the Company and communicated to the Participants, provided that the Participant's Before-Tax Contributions for the Quarter have not been distributed or withdrawn as of the end of that Quarter and that no Matching Contributions shall be made based upon a Participant's Contributions in excess of 5% of his or her Pay and no Matching Contributions shall be made upon a Participant's Before-Tax Contributions made before the Participant completed the eligibility requirements of Section 2.1 above. Each such eligible Participant's Matching Contribution for the Quarter shall be designated as for deposit to his or her Company Match Account.

                  (c) Timing, Medium, and Posting. The Employer shall make each Quarter's Matching Contribution in cash as soon as administratively feasible following the end of the Quarter, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Company Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Company Match Account.

         5.2      Profit Sharing Contributions for Employees

                  (a) Frequency and Eligibility. For each Plan Year, the Employer may make a Profit Sharing Contribution on behalf of each Participant who has completed all eligibility requirements of Section 2.1 above, and who was an Employee on the last day of the Plan Year.

                  (b) Allocation Method. The Profit Sharing Contribution for each Plan Year shall be in an amount determined by the Employer and allocated among eligible Participants as an equal dollar amount. Each such eligible Participant's share of the Profit Sharing Contribution for the Plan Year shall be designated as for deposit to his or her Profit Sharing Account.

                  (c) Timing, Medium, and Posting. The Employer shall make each Profit Sharing Contribution in cash as soon as administratively feasible, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Profit Sharing Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Profit Sharing Account.

6.       ACCOUNTING

         6.1      Individual Participant Accounting

                  The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Account and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Loan Accounts. At any time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee. The Trustee is responsible for maintaining adequate records to account for such.

         6.2      Trade Date Accounting and Investment Cycle

                  Participant Account values shall be determined as of each Trade Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

         6.3      Accounting for Investment Funds

                  Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee or any other entity authorized to offer collective investment funds, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

         6.4      Payment of Fees and Expenses

                  Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, set forth below, are paid by the Employer directly or indirectly through the Forfeiture Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries unless doing so would result in discrimination.

                  (a) Account Maintenance: Account maintenance fees and expenses may include, but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees shall be charged to Participants on a per-Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

                  (b) Transaction: Transaction fees and expenses may include but are not limited to periodic installment payment and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

                  (c)      Investment Fund Management and Maintenance:
                           Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

                  The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

         6.5      Accounting for Participant Loans

                  Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

         6.6      Error Correction

                  The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would have been credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

         6.7      Participant Statements

                  The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.

         6.8      QDROs

                  (a) Period of QDRO Determination. During any period of time the Administrator, a court of competent jurisdiction, or other appropriate person is determining whether a domestic relations order qualifies as a QDRO, the Administrator shall separately account for the amounts which would be payable to the Alternate Payee if the order is determined to be a QDRO. The Administrator may do so by establishing a separate Account for the Alternate Payee.

                           If the domestic relations order is determined to be a QDRO, if not already established as described above, a separate Account shall be established for the amounts which are payable to the Alternate Payee. A determination that a domestic relations order is a QDRO made after the close of the 18- month period beginning with the date payments are specified to begin shall be applied prospectively only.

                           Any such separate Account established shall be valued and accounted for in the same manner as any other Account.

                  (b) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an Alternate Payee and credited to his or her separate Account may be distributed, in a form as permissible under Section 11 hereof and Code Section 414(p), to the Alternate Payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The Alternate Payee shall be provided the notice prescribed by Code Section 402(f).

                  (c) Participant Loans. Except to the extent required by law, an Alternate Payee on whose behalf a separate Account has been established shall not be entitled to borrow from such Account. If a QDRO specifies that the Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and Alternate Payee's Accounts.

                  (d) Investment Direction. Where a separate Account has been established on behalf of an Alternate Payee and has not yet been distributed, the Alternate Payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7.       INVESTMENT FUNDS AND ELECTIONS

         7.1      Investment Funds

                  Except for Participants' Loan Accounts and any unallocated funds invested in interest bearing deposits, money market type assets or funds, pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds subject to the terms and conditions agreed to with the Trustee. The list of the Investment Funds offered under the Plan may be changed from time to time by the Administrator, in writing and agreed to by the Trustee, without the necessity of amending the Plan and Trust.

                  The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

         7.2      Responsibility for Investment Choice

                  Each Participant shall direct the investment of all of his or her Accounts except to the extent otherwise permitted as described below.

                  Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

         7.3      Investment Fund Elections

                  A Participant shall provide his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with procedures established by the Administrator and the Trustee. A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee shall be effective on the following Trade Date.

         7.4      Default If No Valid Investment Election

                  The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund so specified may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

8.       VESTING & FORFEITURES

         8.1      Fully Vested Accounts

                  A Participant shall be fully vested in these Accounts at all times:

                           Before-Tax Matched Account
                           Before-Tax Matched Account-Jaguar
                           Before-Tax Non-Matched Account
                           Before-Tax Non-Matched Account-Jaguar
                           After-Tax Account
                           Company Match Account-Jaguar
                           Profit Sharing Account-Jaguar
                           Rollover Account
                           Rollover Account-Jaguar

         8.2      Full Vesting Upon Certain Events

                  A Participant's entire Account shall become fully vested without regard to his or her Years of Vesting Service once he or she has incurred a Disability, attained his or her Normal Retirement Date as an Employee, or upon his or her termination of employment due to death.

         8.3      Vesting Schedule

                  In addition to the vesting provided above, a Participant's Company Match Account and Profit Sharing Account shall become vested in accordance with the following schedules:

                  Company Match Account and Profit Sharing Account

Years of Vesting                   Vested
     Service                     Percentage
-------------------------------------------
Less than 2                          0%
2 but less than 3                   40%
3 but less than 4                   60%
4 but less than 5                   80%
5 or more                          100%

                  If the vesting schedule above is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

         8.4      Forfeitures of Non-Vested Account Balances

                  A Terminated Participant shall forfeit his or her non-vested Account balance as of the Settlement Date following the date on which he or she receives a distribution of his or her vested account balance. Forfeitures from all Accounts subject to vesting shall be transferred to and maintained in the Forfeiture Account. Forfeitures from all Account types shall be accounted for separately by Account type.

         8.5      Use of Forfeiture Account Amounts

                  An Employer's Forfeiture Account amounts shall be used as of the end of each Quarter to restore Accounts for amounts attributable to the Employer that were previously forfeited, and to pay Plan fees and expenses. Any amount remaining after restoring previous forfeitures and after payment of Plan fees and expenses shall be allocated proportionately to the Participant's Company Match Accounts.

         8.6      Rehired Employees

                  (a) Service Restoration. If a former Employee again becomes an Employee, all Years of Vesting Service credited when his or her employment last terminated shall be counted in determining his or vested interest.

                  (b) Account Restoration. If a former Employee again becomes an Employee before he or she has a Break in Service and before he or she has received a distribution of his or her non-vested account balance, the amount forfeited after his or her employment last terminated shall be restored to his or her Account. If a former Employee again becomes an Employee before he or she has a Break in Service but after he or she has received a distribution of his or her non-vested account balance, the amount forfeited after his or her employment last terminated shall be restored to his or her Account only if the former Employee repays the amount of the previous distribution within five (5) years from the date on which he or she again became an Employee. The restoration amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. The vested interest in his or her restored Account shall then be equal to:

                                    V% times (AB + D) - D

                           where:

                           V% = current vested percentage
                           AB = current Account balance
                           D = amount previously distributed from Account

9.       PARTICIPANT LOANS

         9.1      Participant Loans Permitted

                  Loans to Participants and Beneficiaries are permitted pursuant to the terms and conditions set forth in this Section, except that a loan shall not be permitted to a Participant who is no longer an Employee or to a Beneficiary unless such Participant or Beneficiary is otherwise a party-in-interest as defined in ERISA Section 3(14).

         9.2      Loan Application, Note and Security

                  A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator from time to time. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

         9.3      Spousal Consent

                  A Participant is not required to obtain Spousal Consent in order to borrow from his or her Account under the Plan.

         9.4      Loan Approval

                  The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

         9.5      Loan Funding Limits, Account Sources, and Funding Order

                  The loan amount must meet all of the following limits as determined as of the date the loan is processed and shall be funded from the Participant's Accounts as follows:

                  (a) Plan Minimum Limit. The minimum amount for any loan is $1,000.

                  (b) Plan Maximum Limit, Account Sources, and Funding Order. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following of the Participant's Accounts which are fully vested, and the loan amount shall be funded from such Accounts in the priority order as follows:

                                    Before-Tax Non-Matched Account
                                    Before-Tax Matched Account
                                    Company Match Account
                                    Profit Sharing Account
                                    Rollover Account
                                    After-Tax Account

                  (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding balance of loans under the Plan during the 12-month period ending on the day before the date on which the loan is made over the outstanding balance of such loans on the date on which the loan is made.

         9.6      Maximum Number of Loans

                  A Participant may have only one loan outstanding at any given time.

         9.7      Source and Timing of Loan Funding

                  A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be determined first by Account and then within each Account used for funding a loan, amounts shall be taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

                  The loan shall be funded on the Settlement Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

         9.8      Interest Rate

                  The interest rate charged on Participant loans shall be a fixed reasonable rate of interest determined by the Trustee which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate may be changed from time to time by the Administrator without the necessity of amending the Plan and Trust.

         9.9      Loan Payment

                  Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full at any time. The Participant may choose the loan repayment period, not to exceed five years, except that the repayment period may be for any period not to exceed 10 years if the purpose of the loan is to acquire the Participant's principal residence.

         9.10     Loan Payment Hierarchy

                  Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments credited to Accounts for which the Participant directs investment as described in Section 7 above are credited to the Investment Funds based upon the Participant's current investment election for new Contributions. Loan payments credited to Accounts for which the Participant does not direct investment as described in Section 7 above are credited to the Investment Funds specified by the Administrator for such Accounts.

         9.11     Repayment Suspension

                  The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period, interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period, all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

         9.12     Loan Default

                  A loan is treated as in default if scheduled loan payments are more than 90 days late. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

                  In the event of default, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

         9.13     Acceleration on Termination

                  Upon termination of employment with the Employer, the outstanding balance of a Participant's loan shall be due and payable. Upon termination of the Plan, all Participant loans shall be due and payable.

10.      IN-SERVICE WITHDRAWALS

         10.1     In-Service Withdrawals Permitted

                  In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and as required by law pursuant to the terms and conditions set forth in Section 11 below.

         10.2     In-Service Withdrawal Application and Notice

                  A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code Section 402(f).

                  Code Sections 401(a)(11) and 417 do not apply to in-service withdrawals under the Plan as described in this Section. An in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

                  (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution; and

                  (b) the Participant, after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

         10.3     Spousal Consent

                  A Participant is not required to obtain Spousal Consent in order to receive an in-service withdrawal under the Plan.

         10.4     In-Service Withdrawal Approval

                  The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

         10.5     Payment Form and Medium

                  The form of payment for an in-service withdrawal shall be a single lump sum, and payment shall be made in cash. With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

         10.6     Source and Timing of In-Service Withdrawal Funding

                  An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account and then within each Account used for funding an in-service withdrawal, amounts shall be taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

                  The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         10.7     Hardship Withdrawals

                  (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need, including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals
                           (i) on account of a Participant's "Deemed Financial Need" and (ii) which are "Deemed Necessary" to satisfy the financial need shall be approved.

                  (b) "Deemed Financial Need". An immediate and heavy financial need relating to:

                           (1) the payment of unreimbursable medical expenses described under Code Section 213(d) incurred (or to be incurred) by the Employee, his or her spouse, or dependents;

                           (2) the purchase (excluding mortgage payments) of the Employee's principal residence;

                           (3) the payment of unreimbursable tuition, related educational fees, and room and board for up to the next 12 months of post-secondary education for the Employee, his or her spouse, or dependents; or

                           (4) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage.

                  (c) "Deemed Necessary". A withdrawal is "deemed necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

                           (1) the Employee has obtained all possible withdrawals (other than hardship withdrawals) and nontaxable loans available from the Plan and all other Plans maintained by the Employer;

                           (2) the Administrator shall suspend the Employee from making any contributions to the Plan and all other qualified and non-qualified Plans of deferred compensation and all stock option or stock purchase plans maintained by the Employer for 12 months from the date the withdrawal payment is made; and

                           (3)      the Administrator shall reduce the
                                    Contribution Dollar Limit for the Employee with regard to the Plan and all other Plans maintained by the Employer for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's Before-Tax Contributions for the calendar year of the withdrawal.

                  (d) Account Sources and Funding Order. All available amounts must first be withdrawn from a Participant's After-Tax Account. The remaining withdrawal amount shall come from the following of the Participant's fully vested Accounts in the priority order as follows:

                                    Rollover Account
                                    Rollover Account-Jaguar
                                    Company Match Account
                                    Company Match Account-Jaguar
                                    Profit Sharing Account
                                    Profit Sharing Account-Jaguar
                                    Before-Tax Matched Account
                                    Before-Tax Matched Account-Jaguar
                                    Before-Tax Non-Matched Account
                                    Before-Tax Non-Matched Account-Jaguar

                           The amount that may be withdrawn from a Participant's Before-Tax Account shall not include any earnings credited to his or her Before-Tax Account.

                  (e) Minimum Amount. There is no minimum amount for a hardship withdrawal.

                  (f) Permitted Frequency. There is no restriction on the number of hardship withdrawals permitted to a Participant.

                  (g) Suspension from Further Contributions. Upon making a hardship withdrawal, a Participant may not make additional Before-Tax or After-Tax Contributions (or additional contributions to all other qualified and non-qualified plans of deferred compensation and all stock option or stock purchase plans maintained by the Employer) for a period of 12 months from the date the withdrawal payment is made.

11.      DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW

         11.1     Benefit Information, Notices, and Election

                  A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available, to include the notices prescribed by Code Sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with the Employer or, if earlier, at the time required by law as set forth in Section 11.6 below.

                  Notwithstanding, if a Participant's termination of employment with the Employer does not constitute a separation from service for purposes of Code Section 401 (k)(2)(B)(i)(I) or otherwise constitute an event set forth under Code Section 401(k)(A)(10)(ii) or (iii) as described in Section 19.3 below, the portion of a Participant's Account subject to the distribution rules of Code Section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code Section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code Section 401(k)(2)(B) and as provided for in the Plan.

                  A distribution may commence less than 30 days, but more than 7 days if such distribution is one to which Code Sections 401(a)(11) and 417 apply, after the aforementioned notices are provided, if:

                  (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution;

                  (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof; and

                  (c) if such distribution is one to which Code Sections 401(a)(11) and 417 apply, the Participant's election includes Spousal Consent.

         11.2     Spousal Consent

                  A Participant is required to obtain Spousal Consent in order to receive a distribution under the Plan if any amount is to be distributed from the Participant's Annuity Eligible Balance and the Participant elects payment in the form of an annuity.

         11.3     Payment Form and Medium

                  A Participant may elect to be paid in any of these forms, except that the form described in (d) is offered solely for the purpose of preserving benefits protected by Code Section 411(d)(6) and is only available with regard to the portion of a Participant's benefit attributable to his or her Annuity Eligible Balance:

                  (a)      a single lump sum;

                  (b)      a deferred single lump sum;

                  (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary; or

                  (d)      (i)      an annuity for the life of the Participant;

                           (ii) an annuity for the life of the Participant and upon his or her death 100%, 66-2/3% or 50% (whichever is specified when this option is elected) of the annuity amount will be continued to his or her spouse as his or her continued annuitant, the Participant and his or her spouse;

                           (iii) an annuity for the joint lives of the Participant and his or her spouse with 100%, 66-2/3% or 50% (whichever is specified when this option is elected) or such amount payable after the death of both the Participant and his or spouse; or

                           (iv) an annuity for the life of the Participant with installment payments for a period certain, not longer than the life expectancy of the Participant.

                  Any annuity portion permitted shall be provided through the purchase of a non-transferable single premium contract from an insurance company which must conform to the terms of the Plan and which shall be distributed to the Participant or Beneficiary in complete satisfaction of the benefit due.

                  Distributions, other than annuity contracts, shall be made in cash, except to the extent a distribution consists of a loan acceleration as described in Section 9 above. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

         11.4     Source and Timing of Distribution Funding

                  A distribution to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account and then within each Account used for funding a distribution, amounts shall be taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

                  The distribution shall be funded on the Settlement Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

         11.5     Deemed Distribution

                  For purposes of Section 8 above, if at the time a Participant is determined to be a Terminated Participant, his or her vested Account balance attributable to Accounts subject to vesting as described in Section 8 above, is zero, his or her vested Account balance shall be deemed distributed as of the Settlement Date following the date on which he or she is determined to be a Terminated Participant.

         11.6     Latest Commencement Permitted

                  In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which the Participant's employment with the Employer ends (other than by reason of death) or the Participant attains his or her Normal Retirement Date, whichever is later. However, if the amount of the payment or the location of the Participant or his or her Beneficiary (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her shall be deemed an election by the Participant to defer his or her distribution.

                  Except with regard to a Participant who is a 5% Owner, a Participant's required beginning date by which benefit payments shall commence is the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2; or (ii) the calendar year in which the Participant terminates employment with the Employer. A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which he or she attains age 66 1/2 or in any subsequent Plan Year.

                  With regard to a Participant who is a 5% Owner, his or her required beginning date by which benefit payments shall commence is the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2; or (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% Owner or the calendar year in which the Participant terminates employment with all the Employer. Once distributions commence to a 5% Owner in accordance with the preceding sentence, such distributions may not be discontinued without regard to whether in any subsequent calendar year he or she is an Employee and no longer a 5% Owner.

                  If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.6 below.

         11.7     Payment Within Life Expectancy

                  The Participant's payment election must be consistent with the requirement of Code Section 401(a)(9) and Treasury regulations issued thereunder, including Treasury regulation Section 1.401(a)(9)-2, which provisions are incorporated by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that they are inconsistent with such other Plan provisions. All payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

         11.8     Incidental Benefit Rule

                  The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's required beginning date by which benefit payments shall commence, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code Section 401(a)(9) and the Treasury regulations incorporated herein pursuant to Section 11.6.

         11.9     Payment to Beneficiary

                  Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death; or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

                  (a) If the Participant dies after the April 1 of the calendar year that includes the Participant's required beginning date by which benefit payments shall commence, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

                  (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

                  (c) If the Participant and the surviving spouse who is the Beneficiary die (1) before the April 1 of the calendar year that includes the Participant's required beginning date by which benefit payments shall commence and (2) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

         11.10    Beneficiary Designation

                  Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

                  (a)      Participant's surviving spouse;

                  (b) Participant's children (including legally adopted children), in equal shares, (or if a child does not survive the Participant and that child leaves issue, the issue shall be entitled to that child's share by right of representation);

                  (c)      Participant's parents, in equal shares;

                  (d)      Participant's brothers and sisters, in equal shares;
                           or

                  (e)      Participant's estate.

12.      ADP AND ACP TESTS

         12.1     Contribution Limitation Definitions

                  The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12, the Section 12 definition shall be controlling):

                  (a) "ACP" or "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

                  (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section
                           12.2 below).

                  (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

                  (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section
                           12.2 below).

                  (e) "Average Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Before-Tax Contributions to the Plan which shall be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

                  (f) "Contributions" shall include Matching and After-Tax Contributions. In addition, Contributions may include Before-Tax Contributions but only to the extent that
                           (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test, and (3) they otherwise satisfy the requirements as prescribed under Code Section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

                  (g)      "Deferrals" shall include Before-Tax Contributions.

                  (h) "HCE" or "Highly Compensated Employee". With respect to each Employer and Related Companies, an Employee during the Plan Year or preceding Plan Year who (in accordance with Code Section 414(q)):

                           (1) Was a more than 5% Owner [within the meaning of Code Section 414(q)(2)] at any time during the Plan Year or the preceding Plan Year; or

                           (2) Received Compensation during the preceding Plan Year in excess of $90,000 [as adjusted for such Year pursuant to Code Sections 414(q)(1) and 415(d)], or if the Company elects for such preceding Plan Year, "in excess of $90,000 [as adjusted for such Year pursuant to Code Sections 414(q)(1) and 415(d)] and was a member of the "top-paid group" [within the meaning of Code section 414(q)(3)] for such preceding Plan Year" shall be substituted for the preceding reference to "in excess of $90,000 [as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)]".

                           A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

                           The determination of who is an HCE and the determination of the number and identity of Employees in the top-paid group shall be made in accordance with Code Section 414(q).

                  (i) "HCE Group" and "NHCE Group". With respect to each Employer and Related Companies, if the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible Employees who have not met the minimum age and service requirements of Code Section 410(a)(1)(A) may be excluded in the determination of the NHCE Group but not in the determination of the HCE Group, for purposes of (i) the ADP Test, if Code Section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code Section 410(b), or (ii) the ACP Test if Code 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code Section 410(b).

                           (1) If the Employer maintains two or more Plans which are subject to the ADP or ACP Test and are considered as one Plan for purposes of Code Sections 401(a)(4) or 410(b), all such Plans shall be aggregated and treated as one Plan for purposes of meeting the ADP and ACP Tests, provided that the Plans may only be aggregated if they have the same Plan Year.

                           (2) If an HCE is covered by more than one cash or deferred arrangement or more than one arrangement permitting employee or matching contributions maintained by the Employer, all such Plans shall be aggregated and treated as one Plan (other than those Plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the

                                    Average Percentage. For purposes of the
                                    preceding sentence, if such Plans have
                                    different Plan Years, all such Plans ending with or within the same calendar year shall be aggregated.

                  (j)      "Multiple Use Test". The test described in Section
                           12.5 which a Plan must meet where the Alternative Limitation [described in Section 12.2(b)] is used to meet both the ADP and ACP Tests.

                  (k) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not an HCE.

         12.2     ADP and ACP Tests

                  For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:

                  (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

                  (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

  If the NHCE Group                      Then the Maximum HCE
Average Percentage is:                Group Average Percentage is:
----------------------                ----------------------------
    Less than 2%                     2 times NHCE Group Average %
      2% to 8%                         NHCE Group Average % plus 2%
    More than 8%                       NA - Basic Limitation applies

                  Alternatively, the Company may elect to use the Plan Year's ADP for the NHCE Group for the Plan Year and/or the Plan Year's ACP for the NHCE Group for the Plan Year. If such election is made, such election may not be changed except as provided by Internal Revenue Service Notice 98-52.

         12.3     Correction of ADP and ACP Tests

                  If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests.

                  With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE's Compensation from the HCE's actual Deferrals, and (ii) subtracting the product of such maximum percentage for the ACP and the HCE's Compensation from the HCEs actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

                  (a) ADP Correction. The HCE with the highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

                           To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Before-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE in an amount equal to the actual Deferrals minus the product of the maximum percentage and the HCE's Compensation, except that such amount to be refunded shall be reduced by Before-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Before-Tax Contributions and then from matched Before-Tax Contributions. Any Matching Contributions attributable to refunded excess Before-Tax Contributions as described in this Section, adjusted for investment gain or loss, shall be forfeited and used as described in Section 8 above or to reduce Contributions made by an Employer as soon as administratively feasible.

                  (b) ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

                           To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested and forfeited and used as described in Section 8 or to reduce Contributions made by an Employer as soon as administratively feasible to the extent such amounts were not vested as of the end of the Plan Year being tested. The excess amounts shall first be taken from unmatched After-Tax Contributions and then as a proportional combination of matched After-Tax and Matching Contributions.

                  (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined and with regard to excess Contributions, allocated by type of Contribution, amounts shall be taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

         12.4     Multiple Use Test

                  If the Alternative Limitation (defined in Section 12.2 above) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code Section 401(m)(9). Such Code Section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

                  (a) the Basic Limitation (defined in Section 12.2 above) applied to either the ADP or ACP for the NHCE Group; and

                  (b) the Alternative Limitation applied to the other NHCE Group percentage.

         12.5     Correction of Multiple Use Test

                  If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

         12.6     Adjustment for Investment Gain or Loss

                  Any excess Deferrals or Contributions to be refunded to a Participant or forfeited in accordance with this Section 12 shall be adjusted for investment gain or loss. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

         12.7     Testing Responsibilities and Required Records

                  The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test, and the Multiple Use Test and that the Contribution Dollar Limit is not exceeded. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test, and the Multiple Use Test have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

         12.8     Separate Testing

                  Multiple Employers: The determination of HCEs, NHCEs, and the performance of the ADP Test, the ACP Test, and the Multiple Use Test and any corrective action resulting therefrom, shall be conducted separately with regard to the Employees of each Employer (and Related Companies) that is not a Related Company with the other Employer(s).

                  In addition, testing may be conducted separately at the discretion of the Administrator and to the extent permitted under Treasury regulations to any group of Employees for whom separate testing is permissible.

13.      MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

         13.1     "Annual Addition" Defined

                  The sum of all amounts allocated to the Participant's Account for a Plan Year which are contributions (except for rollovers or transfers from another qualified Plan), forfeitures, and if the Participant is a Key Employee (pursuant to Section 14 below) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code Section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution Plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code Section 415 limitation year.

         13.2     Maximum Annual Addition

                  The Annual Addition to a Participant's accounts under the Plan and any other defined contribution Plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Compensation or (2) $30,000 [as adjusted for the cost of living pursuant to Code Section 415(d)].

         13.3     Avoiding an Excess Annual Addition

                  If at any time during a Plan Year the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

         13.4     Correcting an Excess Annual Addition

                  Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation, or the amount of elective contributions or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her After-Tax Contributions and then to the extent of his or her Before-Tax Contributions (however, to the extent After-Tax and/or Before-Tax Contributions were matched, the applicable Matching Contributions shall be forfeited in proportion to the returned matched After-Tax and/or Before-Tax Contributions), and the remaining excess, if any, shall be forfeited by the Participant, and together with forfeited Matching Contributions, used as described in Section 8 above or to reduce Contributions made by an Employer as soon as administratively feasible.

         13.5     Correcting a Multiple Plan Excess

                  If a Participant whose Account is credited with an excess Annual Addition received allocations to more than one defined contribution Plan, the excess shall be corrected by reducing the Annual Addition to this Plan but only after all possible reductions have been made to all other defined contribution Plans.

14.      TOP HEAVY RULES

         14.1     Top Heavy Definitions

                  When capitalized, the following words and phrases have the following meanings when used in this Section:

                  (a) "Aggregation Group". The group consisting of each qualified Plan of an Employer (and its Related Companies) (1) in which a Key Employee is a Participant or was a Participant during the determination period (regardless of whether such Plan has terminated); or (2) which enables another Plan in the group to meet the requirements of Code Sections 401(a)(4) or 410(b). The Employer may also treat any other qualified Pplan as part of the group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410(b) with such Plan being taken into account.

                  (b) "Determination Date". The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

                  (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five-year period ending on the Determination Date was:

                           (1) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code Section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

  Number of Employees
not Excluded Under Code        Number of Highest Paid
   Section 414(g)(8)              Officers Included
----------------------------------------------------------
     Less than 30                       3

      30 to 500                10% of the number of Employees
                               not excluded under Code section
                               414(q)(8)

    More than 500                      50

                           (2)      a more than 5% Owner;

                           (3) a more than 1% Owner whose Compensation exceeds $150,000; or

                           (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code
                                    Section 415(c)(1)(A).

                  (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified Plans within the Aggregation Group, and (3) the aggregate distributions made within the five-year period ending on such date. Plan Benefits shall exclude rollover contributions and Plan-to-Plan transfers which are both employee initiated and from a Plan maintained by a non-related employer.

                  (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five-year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees because they have not been an officer or Owner during the five-year period, are excluded in the determination.

         14.2     Special Contributions

                  (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a Plan maintained by a non-related employer) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 18 below.

                  (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit Plan which automatically provides a benefit which satisfies the Code Section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code Section 416(h)(2)(A), if applicable. If the Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other Plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant's salary deferral election for contributions made by an Employer based upon the amount contributed by a Participant) made to the Plan.

         14.3     Special Vesting

                  If the Plan becomes Top Heavy after the Effective Date, all Employees shall thereafter be fully vested in all Accounts.

15.      PLAN ADMINISTRATION

         15.1     Plan Delineates Authority and Responsibility

                  Plan fiduciaries include the Company, the Administrator, the Committee, and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and on the accompanying trust agreement. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA Section 405, no fiduciary shall be liable for a breach by another fiduciary.

         15.2     Fiduciary Standards

                  Each fiduciary shall:

                  (a) discharge his or her duties in accordance with the Plan and the Trust to the extent they are consistent with ERISA;

                  (b) use that degree of care, skill, prudence, and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

                  (d) diversify Plan investments to the extent such fiduciary is responsible for directing the investment of Plan assets so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                  (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

         15.3     Company Is ERISA Plan Administrator

                  The Company is the Plan Administrator, within the meaning of ERISA Section 3(16) and Code Section 414(g), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

         15.4     Administrator Duties

                  The Administrator shall have the sole and absolute discretion to interpret the provisions of the Plan and the Trust, other than the provisions which relate to the Trustee (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in the language of the Plan), to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan, and to make any determination or findings with respect to the benefits payable thereunder and the person entitled thereto as may be required for the purpose of the Plan. In furtherance thereof, but without limiting the foregoing, the Administrator is hereby granted the following specific authorities which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrator):

                  (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, in-service withdrawals, and distributions;

                  (b) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

                  (c) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan; and to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

                  (d) adjudicate claims pursuant to the claims procedure described in Section 18 below.

                  Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties and shall be given the maximum possible deference allowed by law.

         15.5     Advisors May be Retained

                  The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel, and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA Section 412.

         15.6     Delegation of Administrator Duties

                  The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

         15.7     Committee Operating Rules

                  (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an faction of all Committee members.

                  (b) Meetings. The Committee shall hold meetings upon such notice, place, and times as it determines necessary to conduct its functions properly.

                  (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

         15.8     Choice of Law

                  The construction, validity, and administration of this Plan shall be governed by the laws of the State of Texas, except to the extent such laws are not preempted by ERISA.

16.      MANAGEMENT OF INVESTMENTS

         16.1     Trust Agreement

                  All Plan assets shall be held by the Trustee in trust in accordance with the trust agreement and with those provisions of the Plan which relate to the Trustee for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Company may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of
                  Section 16.2 below.

         16.2     Investment Funds

                  The Administrator is hereby granted authority to direct the Trustee in the selection of one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time without the necessity of amending the Plan. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

                  (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to or other service provider to such company, provided an investment in such is exempt from the prohibited transaction restrictions of the Code and ERISA;

                  (b) collective investment funds maintained by the Trustee or any other fiduciary to the Plan which are available for investment by trusts which are qualified under Code Sections 401(a) and 501(a);

                  (c) individual equity and fixed income securities which are readily tradeable on the open market;

                  (d) guaranteed investment contracts issued by a bank or insurance company;

                  (e)      interest bearing deposits; and

                  (f)      Company stock.

                  Any Investment Fund assets invested in a collective investment fund shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are hereby adopted by the Plan and are incorporated herein by reference.

         16.3     Authority to Hold Cash

                  The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs.

         16.4     Trustee to Act Upon Instructions

                  The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants, or Beneficiaries.

         16.5     Administrator Has Right to Vote Registered Investment Company
                  Shares

                  The Administrator shall be entitled, but not required, to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company.

         16.6     Authority to Segregate Assets

                  The Administrator may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Administrator shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

         16.7     Maximum Permitted Investment in Company Stock

                  If the Company provides for a Company Stock fund, the fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the funds liquidity in disbursement needs. The fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections as well as the total investments of Participants' Before - Tax Matched Account, Before Tax Non-Matched Account, After-Tax Account, Company Matched Account, Profit Sharing Account, and Rollover Account.

         16.8     Participants Have Right to Vote and Tender Company Stock

                  Each Participant or Beneficiary shall be entitled to instruct the Trustee as to voting or tendering any full or partial shares of Company Stock held on his or her behalf in the Company Stock fund. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed.

                  With regard to shares of Company Stock for which the Trustee receives no voting or tendering instructions from Participants or Beneficiaries, the Trustee shall vote such shares in the same proportions as the total company shares for which voting or tendering instructions were received were voted.

         16.9     Registration and Disclosure for Company Stock

                  The Administrator shall be responsible for determining the applicability (and if applicable, complying with) the requirements of the Securities Act of 1933 as amended and any State or other applicable Blue Sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the trustee to effectuate a resale of said securities.

17.      RIGHTS, PROTECTION, CONSTRUCTION, AND JURISDICTION

         17.1     Plan Does Not Affect Employment Rights

                  The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

         17.2     Compliance With USERRA

                  Notwithstanding any provision of the Plan to the contrary with regard to an Employee who terminates employment with the Employer and after serving in the uniformed services again becomes an Employee, contributions shall be made and benefits and service credit shall be provided with respect to his or her qualified military service (as defined in USERRA) in accordance with Code Section 414(u).

         17.3     Limited Return of Contributions

                  Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA Section 403(c)(2), the actual amount of a Contribution or portion thereof made by the Employer (or the current value of such if a net loss has occurred) may revert to the Employer if:

                  (a) such Contribution or portion thereof is made by reason of a mistake of fact:

                  (b) initial qualification of the Plan under Code Section 401(a) is not received and a request for such qualification is made within the time prescribed under Code Section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

                  (c) such Contribution or portion thereof is not deductible under Code Section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

                  The reversion to the Employer must be made (if at all) within one year of the mistaken payment, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

         17.4     Assignment and Alienation

                  As provided by Code Section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned, or alienated except:

                  (a) to create, assign, or recognize a right to any benefit with respect to a Participant pursuant to a QDRO; or

                  (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code Section 4975.

         17.5     Facility of Payment

                  If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the Payee unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the Payee. Any payment shall, to the extent thereof, be a complete discharge of any liability under the Plan to the Payee.

         17.6     Reallocation of Lost Participant's Accounts

                  If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount as described in
                  Section 8 above or to reduce Contributions made by an Employer as soon as administratively feasible. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus interest thereon at the rate of six percent (6.0%) to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer or direct the Trustee to pay the amount from the Forfeiture Account.

         17.7     Claims Procedure

                  (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in the Plan, shall either approve or deny the claim.

                  (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable written response covering
                           (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions), and (2) the steps necessary to perfect the claim and obtain a final review.

                  (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

                  (d) Time Frame. The initial claim, its review, appeal, and final review shall be made in a timely fashion subject to the following time table:

              Action                         Days to Respond From Last Action
-----------------------------------------------------------------------------
Administrator determines benefit                           NA
Interested party files initial request                   60 days
Administrator's initial decision                         90 days
Interested party requests final review                   60 days
Administrator's final decision                           60 days

                           However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

         17.8     Construction

                  Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Alternate Payee and/or Beneficiary when appropriate and even if not otherwise already expressly stated.

         17.9     Jurisdiction and Severability

                  The Plan and the accompanying trust agreement shall be construed, regulated, and administered under ERISA and other applicable federal laws, and where not otherwise preempted, by the laws of the State of Utah. If any provision of the Plan shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of the Plan. All provisions of the Plan shall be so construed as to render them valid and enforceable in accordance with their intent.

         17.10    Indemnification by Employer

                  The Employer hereby agrees to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

18.      AMENDMENT, MERGER, DIVESTITURES, AND TERMINATION

         18.1     Amendment

                  The Company reserves the right to amend the Plan at any time, to any extent, and in any manner it may deem necessary or appropriate. The Company shall be responsible for adopting any amendments necessary to maintain the qualified status of the Plan and the accompanying trust agreement under Code Sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6 above, it shall have the authority to adopt Plan amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment provided that no amendment shall:

                  (a) become effective unless it has been adopted in accordance with the procedures set forth in Section
                           18.5 below;

                  (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for or diverted to any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

                  (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

                  (d) permit an Employee to be paid any portion of his or her Account subject to the distribution rules of Code
                           Section 401(k) unless the payment would otherwise be permitted under Code Section 401(k)

         18.2     Merger

                  The Plan may not be merged or consolidated with nor may its assets or liabilities be transferred to another Plan unless each Participant and Beneficiary would, if the resulting Plan were then terminated, receive a benefit just after the merger, consolidation, or transfer which is at least equal to the benefit which would be received if either Plan had terminated just before such event.

         18.3     Divestitures

                  In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

                  Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer in a transaction subject to Code Section 414(l)(1) of the assets and liabilities representing the Participants' benefits into a Plan of the purchaser or a Plan to be established by the purchaser.

         18.4     Plan Termination and Complete Discontinuance of Contributions

                  The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section
                  18.5 below, or completely discontinue contributions. Upon either of these events or in the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the Accounts of each affected Employee who has not yet incurred a Break in Service shall be fully vested.

                  In the event of the Plan's termination, if no successor Plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates Section 18.1 above unless it is required in order to maintain the qualified status of the Plan upon its termination. The authority of the Employer and of the Trustee under the accompanying trust agreement shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

         18.5     Amendment and Termination Procedures

                  The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of the
                  Plan:

                  (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

                  (b) The Committee, if acting as Administrator in accordance with Section 15.6 above, may adopt any amendment within the scope of its authority provided under Section 18.1 above and in the manner specified in Section 15.7(a) above.

                  (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company, or in the case of an amendment adopted by the Committee, at least one of its members.

                  (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required, except to the extent that another effective date is necessary to maintain the qualified status of the Plan and the accompanying trust under Code Sections 401(a) and 501(a).

                  (e) A copy of any Change shall be provided to the Trustee.

                  (f) No Change in the Plan affecting the Trustee in its role as Trustee under the Plan or in any other capacity shall become effective until it is accepted in writing by the Trustee (which acceptance shall not unreasonably be withheld).

         18.6     Termination of Employer's Participation

                  Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on or ass soon as reasonably practicable after the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and the Administrator to spin off all affected Accounts and underlying assets into a separate qualified Plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may continue to maintain the Accounts under the Plan.

         This amendment and restatement of the Central Freight Lines, Inc., 401(k) Savings Plan, as set forth in this document, is hereby adopted this 30th day of August, 2000, and effective on the date first written above.

                                             CENTRAL FREIGHT LINES, INC.

                                             By: /s/ Douglas E. Quicksall
                                                 -------------------------------
                                                    Douglas E. Quicksall
                                             Title: Executive Vice President and
                                                    Chief Financial Officer